Exhibit 10 (j)


                          LICENSE AND SERVICE AGREEMENT

This License and Service Agreement ('Agreement') numbered 3810225 is entered into as of November 23, 2005 ('Effective Date') by and between Fiserv Solutions, Inc., a Wisconsin corporation with offices located at 600 Colonial Center Parkway, Lake Mary, Florida 32746 ("Fiserv") and 1st Source Bank, a State chartered bank organized under the laws of Indiana, with offices located at 100 North Michigan, South Bend, Indiana 46601 ("Client').

WITNESSETH:

WHEREAS, Fiserv is the licensor of Software (as defined below), and

WHEREAS, Client wishes to install and Use (as defined below) Software in Client's premises.

NOW, THEREFORE, the parties agree as follows:

1.   DEFINITIONS

 The following definitions are used in this Agreement:

1.1  'Basic  Maintenance  Services'  means  maintenance  services  described  in
     Section 5 below. Basic Maintenance Services are available only with respect to the current and last prior Software release made generally available to all Fiserv clients licensed to use the applicable Software.

1.2 `Business Requirements List' means Client's detailed operational and business requirements as relates to the functioning of the Software.

1.3 `CBS Core Application' means the Software listed in License section of Exhibit M-1 under the heading "Core Application."

1.4 `Change Request' means changes to scope or pricing for a professional service deliverable as specified on Fiserv's then current Change Request form.

1.5 'Client Confidential Information' means any confidential plans, procedures, products, policies, research, development, trade secrets, business affairs, customer lists, information, and other proprietary material of Client that is marked with a restrictive legend, or if not so marked with such legend or if disclosed orally, is identified as confidential at the time of disclosure (and written confirmation thereof is promptly provided to Fiserv); (B) any information and data concerning the business and financial records of Client's customers prepared by or for Fiserv, or used in any way by Fiserv in connection with the provision of Services (whether or not any such information is marked with a restrictive legend; and (C) any information and data received from Client that Fiserv reasonably ought to know is confidential (whether or not any such information is marked with a restrictive legend).

1.6 'Computer System' means the manufacturer-supplied equipment and software identified on each Exhibit 1n. Client shall have sole responsibility to own or lease, unpack, plan, install, test, and maintain the equipment according to any and all applicable building or electrical codes, regulations or requirements, as well as the manufacturer and Fiserv recommendations.

1.7  'Documentation' means the Software documentation  specified on each Exhibit
     1n.

1.8 `Effective Date' means the date identified as such in this Agreement as the date upon which this Agreement shall commence.

1.9 'Enhancements' means modifications made to Software that add program features or functions not originally within the Software and that are provided upon payment of additional License Fees. Fiserv reserves the right to determine which changes are upgrades or separately priced enhancements.

1.10 'Equipment' means the computer hardware identified on each Exhibit 2n.

1.11 'Exhibit 1n' and 'Exhibit 2n' means each sequentially lettered Exhibit for Software and Equipment, respectively, to be provided by Fiserv to Client under this Agreement; e.g. Exhibit 1A, 1B, 1C, Exhibit 2A, 2B, 2C.

1.12 `Functional   Specifications'   means  the   description  of  the  detailed
     functionality changes to Software developed by Fiserv that are based on the Business Requirements List approved by Client.

1.13 `License" means rights to Use the Software, as set forth in Section 2.1, at the Location on the designated Computer System (i) to process the designated number of accounts; or (ii) by the maximum number of users, or other fee determinant specified in each Exhibit 1n.

1.14 'Location' means the premises identified on each Exhibit 1n.

1.15 'Maintenance Fee' means the annual fee specified in each Exhibit 1n for Basic Maintenance Services.

1.16 `Modifications' means changes or interfaces made by Fiserv to the Software at Client's request, that are provided pursuant to Section 4 below and for which Special Maintenance Fees will apply.

1.17 'Non-conformity' means a failure of Software to perform in substantial accordance with the functions described in the Documentation.

1.18 'Operational Support' means optional Fiserv services available, at Client request, to support Client's Software operation. Operational Support shall only be available if Client is receiving Basic Maintenance Services.

1.19 `PRDA' means a Project Requirements Definition Authorization or similar work authorization signed by Client.

1.20 'Professional Service Fees' means fees specified in each Exhibit 1n for professional services provided by Fiserv related to the Software.

1.21 `Services' means Professional Services, Basic Maintenance Services, and Special Maintenance Services.

1.22 'Software' means the standard, unmodified computer programs in object code (or in the case of the CBS Core Application as specified in Exhibit 1A, standard, unmodified computer programs provided in source code), together with one set of Documentation as specified in each Exhibit 1n. Software does not include separate, independent, and stand-alone modules or subsystems that Client has developed and maintained without Fiserv's assistance.

1.23 'Software System' means the Software and Third Party Software.

1.24 'Special Maintenance Services' means any other maintenance services as specified on each Exhibit 1n. , PRDA or similar work authorization.

1.25 'Special Maintenance Fees' means the annual fee specified in each Exhibit 1n, PRDA or similar work authorization for Special Maintenance Services.

1.26 'Specification Non-conformity' means a failure of the modified Software to operate in accordance with the Functional Specifications.

1.27 'Taxes' means all sales, use, excise, value added, and other taxes and duties however designated levied by any taxing authority. Taxes shall not include any levies by any taxing authority based on Fiserv's net income.

1.28 'Third Party' means any party other than Fiserv, and its employees, agents, and subcontractors, and Client.

1.29 'Third Party Software' means software provided by Fiserv that is owned or licensed by Third Parties, where applicable, as identified on Exhibit 1n.

1.30 'Total License Fee' means the total License fee specified on each Exhibit 1n for Software.

1.31 'Upgrades' means changes made to maintain compatibility with new system software releases or to improve previously existing features and operations within Software. This primarily includes Software program fixes.

1.32 'Use' means copying or loading any portion of Software from storage units or media into any equipment for the processing of data by Software, or the operation of any procedure or machine instruction utilizing any portion of either the computer program or instructional material supplied with Software. Use is limited to the type of operations described in the Documentation solely to process Client's and its Affiliates' work, provided that Client notifies Fiserv in writing prior to beginning processing the work of any Affiliate and Client provides Fiserv with an accounting of the change in the number of accounts, users, workstations, asset size, or other fee determinant within 30 days following the start of such processing. As used herein, "Affiliate" means an entity that owns more than 50% of Client; an entity that is more than 50% owned by the same entity that owns more than 50% of Client; an entity of which Client owns more than 50% ("Subsidiary"); or an entity that is more than 50% owned by a Subsidiary. Use specifically excludes any service bureau or time-share services to Third Parties without Fiserv's prior written consent and payment by Client of additional fees in accordance with mutually agreed terms.

2.   LICENSE

2.1 Fiserv agrees to furnish Software to Client and does hereby grant to Client a personal, non-exclusive, nontransferable (except as explicitly provided elsewhere in this Agreement) License.

2.2 Client may change the Location in the event Client transfers its data processing to a new location within the same country. Client will provide Fiserv with 15 days advance notice of any proposed transfer of operations. Assistance by Fiserv related to the transfer shall be chargeable at Fiserv's then current professional service rates. Client shall reimburse Fiserv for any out-of-pocket expenses incurred in the course of providing such assistance.

2.3 Fiserv prohibits the copying of any portions of the Software System except that Client may copy reasonable quantities of any standard end user documentation; and may copy machine language code, in whole or in part, in reasonable quantities, in printed or electronic form, for use by Client at the Location for archive, back-up, or emergency restart purposes, or to replace copy made on defective media. The original, and any copies of Software, or any part thereof, shall remain Fiserv's property.

2.4 Client shall maintain any such copies and the original at the Location and one Client archive site (`Archive Site) in the same country. Client may transport or transmit a copy of Software from the Location or the Archive Site to another location in the same country as the Location for back-up use when required by Computer System malfunction or disaster recovery purposes, provided that the copy or original is destroyed or returned to the Location or Archive Site when the malfunction is corrected. Client shall reproduce and include Fiserv's copyright and other proprietary notices on all copies, in whole or in part, in any form, of the Software System made as specified herein.

2.5 Client shall not decompile, disassemble, or otherwise reverse engineer the Software System.

2.6 Third Party Software is provided to Client under the following supplemental terms:

     (i) Use of Third Party Software shall be restricted to use as part of the Software System.

     (ii) Fiserv and Third  Party  Software  owners  shall not be liable for any
          damages,  whether  direct,  indirect,   incidental,  or  consequential
          arising from the use of the Third Party Software.

     (iii) Publication of benchmark tests of Third Party Software is permitted only by a writing signed by an authorized officer of Fiserv and the Third Party Software owner.

     (iv) Third Party Software owners are hereby designated as third party beneficiaries of this Agreement as it relates to their software. To the extent allowed by a Supplier (as defined in Exhibit 2n) Fiserv shall pass-through to Client any warranty a Supplier has granted to Fiserv with respect to materials purchased pursuant to Exhibit 2n, subject to the terms and conditions set forth in this Agreement, including Exhibit 2n.

     (v) Third Party Software is not specifically developed, or licensed for use in any nuclear, aviation, mass transit, or medical application or in any inherently dangerous applications. Third Party Software owners and Fiserv shall not be liable for any claims or damages arising from such use if Client uses the Software System for such applications.

2.7 Fiserv grants Client the right to Use any Software modifications furnished or authorized by Fiserv pursuant to this Agreement.

3.   LICENSE FEES

Client agrees to pay the license fees in accordance with the schedule set forth in each Exhibit 1n.

4.   PROFESSIONAL SERVICES TERMS

4.1 Fiserv agrees to provide access to Fiserv personnel for the provision of professional services outlined in each Exhibit 1n (`Professional Services'). All such services shall be provided in accordance with the terms and conditions set forth below. Client may request Fiserv to provide additions and changes to such services. Any such additions or changes shall be provided only after the execution of a mutually agreed upon Change Request.

4.2 Operational Support. Unless specified otherwise in Exhibit 1n, if requested by Client, Fiserv agrees to provide Operational Support at the rates and terms to be mutually agreed upon in writing at the time of Client's request.

4.3 Business Requirements List. All professional services work to be performed by Fiserv shall be based upon a Business Requirements List. Client shall provide Fiserv with a Business Requirements List for each Modification or other information requested by Fiserv for the performance of its obligations under this Agreement. Fiserv shall review and suggest revisions to such Business Requirements List on a timely basis.

4.4 Modifications listed in Exhibit 1n and estimates of costs and completion dates for professional services, if any, are referenced solely for the purpose of allowing Client to plan its budgets and are based upon the then available information. Fiserv shall not be obligated to perform any work until the Business Requirements List has been accepted by Fiserv and agreed to by Client in writing, as evidenced by a signed PRDA.

4.5 Client agrees to pay Fiserv at mutually agreed upon rates (to be defined in a PRDA) for services rendered in connection with Fiserv's review and revisions to the Business Requirements List.

4.6 In the event Fiserv provides Modifications or other professional services, such services shall be based on specifications created by Fiserv and approved by Client (`Scope of Services'), as provided below.

     (i) In the case of Modifications, Scope of Services shall consist of developing the Functional Specifications created by Fiserv based on the Business Requirements List. All other professional services shall be based on the Scope of Services mutually agreed to for the project.

     (ii) Fiserv shall not be obligated to perform any work until the Scope of Services is approved in writing by Client, which approval shall not be unreasonably withheld or unduly delayed.

     (iii) Modifications, changes, enhancements, conversions, upgrades, or additions to the agreed upon Scope of Services shall be added only after the execution of a mutually agreed upon Change Request. In the event the parties agree to add any such items, the Scope of Services and the applicable Project Plan shall automatically be modified to the extent necessary to allow for the inclusion of the items.

4.7 Project Plan. When warranted by the size and complexity of the project, Fiserv shall develop a project plan for the professional services to be provided by Fiserv ("Project Plan'). Each such mutually agreed upon Project Plan shall contain a listing of the nature and timing of tasks for the project, some of which are to be performed by Fiserv and some by Client. Changes to the Project Plan shall be made only after the execution of a mutually agreed upon Change Request.

4.8 In the event that Fiserv is to provide installation, conversion, or training services to Client for the Software, the fees therefor shall be as specified on each Exhibit 1n. The nature and timing of any installation, conversion and training shall be as specified in the Project Plan and mutually agreed upon by the parties.

4.9 If Client is unable to provide access to required facilities or personnel or is unable to meet its tasks assigned on a Project Plan in a timely manner, Fiserv will endeavor to reschedule tasks to minimize non-productive time. If such non-productive time is expected to be significant, Fiserv will endeavor to reassign its personnel to other suitable work. All non-productive time which may be chargeable to Client by Fiserv shall be identified in the mutually agreed upon Change Request.

4.10 Delivery. Unless otherwise mutually agreed, upon delivery of each Modification, Client shall have up to 30 days to perform user testing. Client acknowledges Modifications can only be adequately tested in Client's system environment and Client agrees to reimburse Fiserv for all assistance during Client's user testing phase. Client shall thoroughly test the Modification in Client's system environment and promptly report on Fiserv's then current service request form any Specification Non-conformity disclosed by such user testing or Use to Fiserv with reasonable particularity, including applicable supporting documentation such as screen prints, user documentation, diagrams, etc. to allow Fiserv to properly analyze the issue. Fiserv shall correct any Specification Nonconformities disclosed by such testing or Use without further charge to Client within 14 days of Client's notice or a mutually agreed upon time.

4.11 Acceptance. Unless specified otherwise in the applicable PRDA, Modifications shall be deemed to have been accepted by Client 30 days following delivery or by the live operation and Use of the Modification for a period of 10 days, whichever occurs first.

4.12 Client agrees that it is responsible for providing Fiserv remote electronic access to Client's environments for the provision of professional services. Fiserv agrees to comply with Client's access and security requirements while performing such professional services, provided that (i) Client provides Fiserv with all such requirements in writing not less than 30 days prior to Fiserv's personnel arrival onsite, (ii) all such requirements are reasonable in nature and do not conflict with Fiserv policies and practices, and (iii) Client shall reimburse Fiserv for any costs incurred by Fiserv in complying with such Client's requirements.

5.   MAINTENANCE SERVICES TERMS

5.1  Fiserv  provides  the  following as part of Basic  Maintenance  Services to
     Client:

     (i) Telephone support 24 hours per day, 7 days per week for reporting of a Non-conformity that causes the Software to be inoperable.

     (ii) Up to 10 hours per month for telephone support during normal business hours for reasonable operator support. Non-conformity support is not included within this limitation. For telephone support in excess of 10 hours per month or for support provided outside of normal business hours unrelated to a Non-conformity (`Extended Use'), Fiserv agrees to notify Client of such Extended Use. In such event, Fiserv and Client will decide on a mutually agreeable corrective action plan. Fiserv reserves the right to invoice Client and Client agrees to pay for Extended Use at Fiserv's then current Professional Service rates, in the event Client fails to successfully implement the corrective action evidenced by a cessation of such Extended Use.

     (iii) Services to correct or resolve a Non-conformity, provided that such Non-conformity is capable of reconstruction and is due to a defect in the Software, are provided during Fiserv's normal business hours.

     (iv) Fiserv may utilize remote diagnostic software and dial-up telephone lines made available by Client in providing these services. Client shall cooperate and assist Fiserv to expedite resolution of all Non-conformities.

     (v) Software program fixes to correct Non-conformities for the current and last prior Software release made generally available to all Fiserv client's using the applicable Software will be provided within a reasonable period of time upon notice by Client. Client agrees to provide Fiserv with reasonable assistance and information in connection therewith.

     (vi) Software Upgrades.

5.2 Client agrees to properly document all Nonconformities using Fiserv's then current service request form, and provide adequate supporting documentation. Fiserv will utilize such documentation to evaluate, prioritize, and resolve Client support issues. Accurate and complete documentation by Client is a prerequisite of all support issues. Failure to provide adequate supporting documentation may result in delayed resolution of a Non-conformity.

5.3 Should Fiserv's review of the Non-conformity indicate, in Fiserv's reasonable opinion, that the reported problem is not a Software defect but is due to other problems including, but not limited to, input not in accordance with specifications, Client's abuse or misuse of the Software System, or by a modification or addition to the Software System not performed by Fiserv, or by Client's failure to properly maintain the Computer System or to install the required system software release as instructed by Fiserv, then:

     (i) Client agrees to reimburse Fiserv for the related costs of work performed by Fiserv in investigating the problem at Fiserv's then current professional service rates, and

     (ii) Fiserv, at Client's request, shall advise Client whether Fiserv can correct or assist in resolving such problem, and the terms under which Fiserv shall undertake the same. Upon written acceptance by Client, Fiserv shall correct or assist in resolving the problem in accordance with such terms.

5.4 Special Maintenance Fees for Special Maintenance Services, if selected by Client, shall be designated on each Exhibit 1n, the PRDA or similar work authorization.

5.5 Services in addition to those defined in or requested under this Agreement may be made available on a time-and-materials basis at Fiserv's then current professional services rates and as mutually agreed pursuant to
     Section 4 of this Agreement. Such additional services may include, without limitation,

     (i)  On-site  support.

     (ii) Installation of Upgrades.

     (iii) Training for Upgrades.

     (iv) Retrofit and integration services.

5.6 Unless explicitly stated otherwise in an Exhibit 1n, the initial Maintenance Fee, specified in each Exhibit 1n, is subject to annual increases on the anniversary date of the Maintenance Start Date. Annual increases shall be limited to the lesser of 7.5% or the change in the U.S. Department of Labor, Consumer Price Index (CPI) for the Urban Wage Earners and Clerical Workers, All Cities, (1982 = 100) for the 12 month period preceding the anniversary date. Maintenance Fees shall also be subject to increase following delivery of , modifications or additions to the Software or changes in the numbers of accounts processed, user seats, or other fee determinant. Fiserv may also increase Maintenance Fees in the event that Fiserv implements major system enhancements to comply with changes in law, government regulation, or industry practices.

5.7 Client agrees to train current and future employed staff members on the technical and user operations of the Software.

5.8  Client shall  obtain and  maintain at its own expense such data  processing
     and   communications   equipment  and  supplies  as  may  be  necessary  or
     appropriate to facilitate the proper use of the Software System.

5.9 Network-related problems are not covered under Basic Maintenance Service. In the event Fiserv does provide such service, Client agrees to pay Fiserv's then current professional service rates.

6.   TERM

6.1 The term of this Agreement and the licenses granted hereunder shall begin on the Effective Date and continue in perpetuity unless terminated earlier as provided herein.

6.2 The provision of Basic Maintenance Services by Fiserv shall begin on the earlier of (i) the first day of the CBS Live Conversion or (ii) March 15, 2007, ("Maintenance Start Date"), and shall continue for a period of 5 years ("Initial Term"). For purposes of the foregoing, the "CBS Live Conversion" shall be the date the first live account is processed on any "CBS Core Application Subsystem" listed in the Software License section of
     Exhibit 1A. The provision of maintenance services by Fiserv shall renew for a successive 3-year term (`Initial Renewal Term"), and thereafter, for successive 1-year terms (`"Subsequent Renewal Term"),(collectively, "Renewal Term"), at Fiserv's then current fees for all modules then licensed unless either party provides 180 days prior written notice to the other party prior to the expiry of the Initial Term or then current Renewal Term.

7.   EQUIPMENT TERMS

7.1 Client agrees to purchase, and Fiserv agrees to sell, Equipment described in each Exhibit 2n. Client understands that Fiserv is acting as an independent sales organization representing each manufacturer or supplier identified in each Exhibit 2n.

7.2 Client also understands and agrees that Fiserv's ability to obtain Equipment may be subject to availability and delays due to causes beyond Fiserv's control. Fiserv shall promptly place any orders submitted under this Agreement with each manufacturer or supplier and shall, at Client's direction, request expedited delivery whenever available.

7.3 Client shall be responsible for appropriate property insurance for all equipment, whether Client-owned or Fiserv-owned, within Client's premises.

7.4 On Client's behalf, Fiserv shall arrange for Equipment delivery to the site or sites (collectively, "Installation Site") designated by Client on each
     Exhibit 2n on or about the date ("Delivery Date") requested by Client. In the absence of shipping instructions, Fiserv shall select a common carrier on Client's behalf.

7.5 Fiserv shall arrange for Equipment installation in consideration of the Installation Fees listed on each Exhibit 2n. Client shall not perform any installation activities without Fiserv's written consent. Client shall provide Fiserv or its designee access to the Equipment and Installation Site until installation is completed. Fiserv agrees to comply with Client's access and security requirements while performing Services on Client site, provided that (i) Client provides Fiserv with all such requirements in writing not less than 30 days prior to Fiserv's personnel arrival onsite,
     (ii) all such requirements are reasonable in nature and do not conflict with Fiserv policies and practices, and (iii) Client shall reimburse Fiserv for any costs incurred by Fiserv in complying with such Client's requirements. If a suitable installation environment is not provided by Client, then Fiserv shall be required to perform only as many normal installation procedures as it deems to be practicable within the available facilities. Equipment installation will take place during normal Fiserv business hours, Monday through Friday, exclusive of Fiserv holidays, unless otherwise agreed by Fiserv.

7.6 Client shall provide a suitable installation environment for Equipment as specified by Fiserv or its agents and any and all other specifications provided to Client by the manufacturer, supplier, or Fiserv. Client shall also be responsible for furnishing all labor required for unpacking and placing each item of Equipment in the desired location for installation. Client shall be responsible for physical planning including, but not limited to, floor planning, cable requirements, and safety requirements in accordance with the installation manual and any and all applicable building, electrical, or other codes, regulations, and requirements. All such physical planning shall be completed on or before the Delivery Date.

7.7 All prices shown on each Exhibit 2n are F.O.B. at manufacturer's or supplier's plant. All transportation, rigging, drayage, insurance, and other costs of Equipment delivery to the Installation Site shall be itemized on an invoice submitted to Client and shall be paid by Client. Risk of loss shall pass to Client upon shipment.

7.8 Title to Equipment shall remain with Fiserv until all payments for Equipment are made by Client and, until such time, Client agrees that it shall not sell, transfer, pledge, or otherwise dispose of Equipment without Fiserv's prior written consent.

7.9 Client agrees Fiserv retains a security interest in all Equipment and the proceeds thereof until the purchase price due Fiserv are paid in full. Client shall execute any instruments or documents Fiserv deems appropriate to protect the security interest and, in any event, this Agreement shall constitute a financing agreement within the meaning of Article 9 of the Uniform Commercial Code and a copy of this Agreement may be filed at any time after signature by Fiserv as a financing statement for that purpose. In the event of default in payment or other breach by Client, Fiserv shall have all rights and remedies of a secured creditor upon default as provided by applicable law.

7.10 Equipment   shall  be  deemed  accepted  when  it  passes   Fiserv's,   the
     manufacturer's, or supplier's standard post-installation test procedures at the Installation Site.

7.11 Fiserv warrants that Client will acquire good and clear title to Equipment free and clear of all liens and encumbrances. Fiserv hereby assigns to Client all applicable Equipment warranties the manufacturer or supplier has granted to Fiserv. Client hereby agrees to all of the terms and conditions applicable to those warranties and acknowledges that:

     (i) none of the manufacturer, supplier, or Fiserv warrants that Equipment use will be uninterrupted or error free; and

     (ii) manufacturer's or supplier's warranties, and the assignment of such warranties by Fiserv to Client, shall not impose any liability on Fiserv due to the services or assistance provided to Client by Fiserv with respect thereto.

7.12 Unless the parties agree otherwise, Fiserv shall not be responsible for the provision of any Equipment maintenance or repairs or of any Equipment parts or replacements.

8.   PAYMENT

8.1 Fiserv shall invoice, and Client shall pay, any Taxes related to products and services provided by Fiserv to Client, however designated, that are levied by any taxing authority on the products and services provided by Fiserv. Fiserv shall remit such Taxes to the appropriate taxing authorities.

8.2 Each payment to be paid to Fiserv hereunder is due 30 days following receipt of the invoice from Fiserv and shall be paid by Client as specified on each Exhibit 1n.

8.3 In the event the whole or any part of any invoice remains unpaid after payment is due, Client shall pay a late charge of 1.5% per month; except that Client may withhold any portion of an invoiced amount that is disputed in good faith and without assessment of late charges, provided that (i) Client gives Fiserv written notice and explanation of such good faith dispute within 15 days after receipt of the invoice, (ii) Client promptly commences and diligently pursues efforts to resolve the dispute with Fiserv in a timely manner, and (iii) Client pays Fees due on resolved disputes within 15 days after resolution is reached. Subject to the provision in the preceding sentence, Client agrees that it shall neither make nor assert any right of deduction or set-off from fees or other charges on invoices submitted by Fiserv.

8.4 Except as otherwise expressly provided herein, Client agrees to pay the reasonable travel and living expenses of any employees of Fiserv and its authorized contractors who render services at either the Location or any other Client site in connection with the activities described in this Agreement. All expenses shall be itemized on invoices submitted by Fiserv.

9.   PERFORMANCE

9.1 Client shall give Fiserv reasonable access to the Location, Software, and Computer System to enable Fiserv to provide Services and shall make available information, facilities, personnel, and services reasonably required by Fiserv for the performance of its obligations hereunder. Fiserv agrees to comply with Client's access and security requirements while performing Services on Client site, provided that (i) Client provides Fiserv with all such requirements in writing not less than 30 days prior to Fiserv's personnel arrival onsite, (ii) all such requirements are reasonable in nature and do not conflict with Fiserv policies and practices, and (iii) Client shall reimburse Fiserv for any costs incurred by Fiserv in complying with such Client's requirements.

9.2 The Software shall be deemed accepted when it passes the Fiserv test procedures at the installation site.

9.3 Work in determining the nature of any problem or in making Software corrections, amendments, or additions may be carried out at Fiserv's site or the Location, at Fiserv's reasonable discretion.

9.4 Client agrees to maintain the Computer System, Software, and Third Party Software in accordance with Fiserv's then current specified minimum configuration during the term hereof, or contract with Fiserv to so provide.

9.5 Client shall be responsible for ensuring that its systems are Year 2000 compliant and capable of passing and/or accepting date formats from and/or to the Software.

10.  WARRANTIES

10.1 Fiserv warrants that the Software will perform in accordance with its functional specifications when operated in the specified operating environment as described in the Documentation. During the period beginning from the delivery (i.e., shipment) of Software to the Maintenance Start Date, Fiserv will provide replacements or corrections to any portion of the Software that does not so perform where such failure is material, provided Fiserv is notified in writing. This warranty shall not apply if the problem is caused by unauthorized modification to the Software System, use of the Software in combination with non-Fiserv provided software, or by incorrect Use. Client acknowledges that the warranties given by Fiserv are conditional upon the procurement and maintenance by Client of the Computer System in accordance with the then current specified configuration.

10.2 Fiserv's sole obligation under the warranty stated in the foregoing paragraph shall be to repair or replace defective or Non-conforming portions of the Software at its own expense and within a reasonable time.

10.3 Fiserv warrants that it has the right to license the Use of the Software.

10.4 Fiserv warrants that the Software is Year 2000 compliant.

10.5 Fiserv warrants that the Services described in this Agreement shall be performed in a workmanlike manner and in accordance with standards applicable to the financial software services industry.

10.6 THE WARRANTIES STATED ABOVE ARE LIMITED WARRANTIES AND ARE THE ONLY WARRANTIES MADE BY FISERV. FISERV DOES NOT MAKE, AND CLIENT HEREBY EXPRESSLY WAIVES, ALL OTHER WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

11.  INDEMNITY

11.1 Fiserv shall indemnify Client and hold it harmless against any claim or action that alleges Use of the Software infringes a patent, copyright, or other proprietary right of a Third Party enforceable in the Location. Client agrees to notify Fiserv promptly in writing of any such claim and grants Fiserv sole right to control the defense and disposition of such claim.

11.2 If, as a result of such claim, Fiserv or Client is permanently enjoined from using a portion of the Software by a final, non-appealable decree, Fiserv, at its sole option and expense, may (i) procure for Client the right to continue to use the affected portion of the Software or (ii) provide a replacement or modification for the affected portion of Software so as to settle such claim. If such Software modification is not reasonably practical in Fiserv's sole opinion, Fiserv may discontinue and terminate the affected portion of this License upon written notice to Client and shall refund to Client on a pro rata basis, based on a 60 month amortization schedule, the Total License Fee paid to Fiserv for the affected portion of the Software. In making this determination, Fiserv will give due consideration to all factors, including financial expense.

11.3 The foregoing states Fiserv's entire liability for the infringement of any copyrights, patents, or other proprietary rights by the Software or any part thereof, and Client hereby expressly waives any other liabilities on the part of Fiserv arising therefrom.

11.4 Fiserv shall have no liability for any claim based upon

     (i) Use of any part of Software in combination with materials, software, or equipment not provided by Fiserv; or

     (ii) modifications made by Client or any Third Party.

12.  LIMITATION OF LIABILITY OF THE PARTIES

12.1 Each party shall indemnify and hold the other harmless against any

     (i)  loss of or any damage to any tangible property or

     (ii) injury to or death of any person;

     caused by the  negligence  of,  breach  of  statutory  duty by, or  willful
     misconduct   of   the   indemnifying   party's   employees,    agents,   or
     sub-contractors.

12.2 FISERV SHALL HAVE NO LIABILITY WITH RESPECT TO ITS OBLIGATIONS UNDER THIS AGREEMENT OR OTHERWISE FOR LOSS OF GOODWILL, OR FOR SPECIAL, INDIRECT, CONSEQUENTIAL, OR INCIDENTAL DAMAGES, WHETHER IN TORT OR IN CONTRACT, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. FISERV'S AGGREGATE LIABILITY FOR ANY AND ALL CLAIMS OR OBLIGATIONS RELATING TO THIS AGREEMENT FOR ANY REASON AND UPON ANY CAUSE OF ACTION WHATSOEVER SHALL BE LIMITED TO THE TOTAL LICENSE FEE PAID BY CLIENT TO FISERV FOR THE APPLICABLE SOFTWARE RESULTING IN SUCH LIABILITY AS OF THE DATE ON WHICH SUCH CAUSE OF ACTION ACCRUED. NOTWITHSTANDING THE FOREGOING, FISERV'S AGGREGATE LIABILITY FOR A DEFAULT RELATING TO THIRD PARTY EQUIPMENT OR THIRD PARTY SOFTWARE PROVIDED BY FISERV SHALL BE LIMITED TO THE AMOUNT PAID BY CLIENT TO FISERV FOR THE THIRD PARTY EQUIPMENT OR THIRD PARTY SOFTWARE.

13.  TITLE

13.1 Nothing in this Agreement shall convey to Client any title to or any rights in the Software including but not limited to all proprietary rights or ownership of any modifications or derivations thereof. Client's sole right in relation to the Software or any modifications is to Use the same for the duration of this Agreement under the terms and conditions contained herein. Client shall have a period of exclusive use of those Modifications funded solely by Client, provided that such exclusive use (i) shall be expressly stated in the mutually agreed upon PRDA or similar work authorization; (ii) shall only apply to the South Bend, Indiana market; and (iii) shall expire upon the earlier of (a) 3 years following delivery of the applicable Modification; or (b) the date in which the Modification is incorporated into the Software and made generally available to other Fiserv clients. In the event of the latter, Fiserv shall discontinue billing client Special Maintenance Fees related to the Modification upon release of the Software version containing such modification.

13.2 Software and all Software modifications, enhancements, derivations or upgrades, and all patents, copyrights, or other proprietary rights related thereto are Fiserv's sole and exclusive property, whether made by Fiserv, Client, or any of their employees or agents. Client shall execute documents reasonably required by Fiserv to perfect such rights.

13.3 All information, reports, studies, object or source code, flow charts, diagrams, and other tangible or intangible material of any nature whatsoever produced by or as a result of any of the (i) services performed hereunder by Fiserv or jointly with Client, or (ii) related to any products provided hereunder by Fiserv, shall be the sole and exclusive property of Fiserv or its corporate parent. Client shall be entitled to Use all such work product produced by Fiserv in accordance with the terms and conditions hereof. For purposes of clarity, the foregoing does not include Client's customer data, which shall remain the property of Client.

14.  NON-DISCLOSURE

14.1 Fiserv has granted Client the limited right to use the Software as provided herein. Client acknowledges that

     (i) the Software, including all specifications, work product, translations and other materials developed by Fiserv; and

     (ii) the terms and conditions of this Agreement


     contain Fiserv's highly confidential, unique, secret, and valuable information. Client agrees that it shall not sell, transfer, publish, disclose, display or otherwise make available to any Third Party the Software, any materials relating to or forming a part of the Software or any other Fiserv proprietary information without Fiserv's prior written consent. Client agrees to secure and protect the Software and proprietary information and to take appropriate action by written agreement with its employees who are permitted access to such materials to satisfy its obligations hereunder. Client further agrees to use its best efforts to assist Fiserv in identifying and preventing any use or disclosure of any portion of the Software or proprietary information. As a precondition to Client's request to Fiserv for consent to disclose the Software, in whole or in part, to a Third Party, Client shall obtain from such party an executed Exhibit 3 which shall not be modified without Fiserv's prior written consent. All Client obligations and undertakings relating to confidentiality and nondisclosure shall survive the termination of this Agreement for any reason.

14.2 Fiserv shall protect any Client Confidential Information from disclosure with the same degree of care afforded by Fiserv to its own confidential information. Not withstanding anything to the contrary herein, Fiserv specifically agrees that it will not use any non-public personal information about Client's customers in any manner prohibited by Title V of the Gramm-Leach-Bliley Act. All Fiserv obligations and undertakings relating to Client Confidential Information shall survive the termination of this Agreement for whatever reason.

14.3 Client shall permit Fiserv's authorized representatives at all reasonable times during Client's normal hours of operation to audit Client's Use at the Location to determine that the provisions of this Agreement are being faithfully performed. For that purpose, Fiserv shall be entitled to enter into any of Client's premises and Client hereby irrevocably grants authority to Fiserv and authorized representative to enter such premises for such purpose. Any such audit shall be conducted in such a manner as to minimize the disruption to Client's business and/or Software Use. Where reasonably practicable, Client shall permit Fiserv to perform audits, not more than twice yearly, through the use of automated monitoring systems, system generated reports, or other auditing methods.

14.4 Client shall promptly notify Fiserv if Client becomes aware of any breach of confidence relating to Software or other Fiserv proprietary information and give Fiserv all reasonable assistance in connection with Fiserv's investigation of same.

15.  TERMINATION

15.1 The termination of this Agreement shall automatically, and without further action by Fiserv, terminate and extinguish the license, and all rights in and to Software shall automatically revert irrevocably to Fiserv. Fiserv shall have the right to take immediate possession of Software and all copies thereof wherever located without further notice or demand.

15.2 Client may terminate the Agreement in the event of a material default by Fiserv not cured within a reasonable cure period (with the minimum being 90 days if no other cure period is stated) after notice to Fiserv specifying the nature of the default with reasonable particularity.

15.3 If Client violates any of the Non-Disclosure, Non-Assignment, or License to Use provisions of this Agreement and fails to remedy any such breach within 5 days of notice thereof from Fiserv, Fiserv may terminate this Agreement without further notice.

15.4 If Client violates or fails to perform any of the terms or conditions other than those specifically expressed in Sub-section 15.3 and fails to remedy any such breach within 90 days of notice thereof from Fiserv, or if Client shall become insolvent or ceases to do business, then Fiserv may give notice declaring this Agreement is terminated at the expiration of such notice period.

15.5 Exercise of either party's right of termination shall not prejudice legal rights or remedies either party may have against the other in respect of any breach of the terms of this Agreement.

15.6 Client's failure to pay on a timely basis is cause for termination of this Agreement and the licenses granted hereunder.

15.7 Convenience: Early Termination. Client may terminate this Agreement during the Initial Term or any Renewal Term by paying a termination fee based on the remaining unused term for Services. The amount of such termination fee shall be determined by multiplying the average of Client's monthly invoices for Services received by Client pursuant to the Agreement during the 6 month period preceding the effective date of termination (or if no monthly invoice has been received, the sum of the billing for Services received or to be received hereunder calculated as a monthly amount (for example, annual maintenance will be divided by 12 to calculate the implied monthly amount)) by the applicable termination percentage (as defined below) times the remaining number of months in the term for Services. Client understands and agrees that Fiserv losses incurred as a result of early termination of the Agreement would be difficult or impossible to calculate as of the effective date of termination since they will vary based on, among other things, the number of clients using the Fiserv Services on the date the Agreement terminates. Accordingly, the amount set forth in the first sentence of this subsection represents Client's agreement to pay and Fiserv's agreement to accept as liquidated damages (and not as a penalty) such amount for any such Client termination. For purposes of clarity, without limiting to the foregoing, Client shall pay Fiserv for all Services performed through the date of termination pursuant to the terms of this Agreement.

     ------------------------------------- -------------------------------------
     If Termination occurs during the year   Then, the applicable Termination %
     specified in the Initial Term:          shall be
     ------------------------------------- -------------------------------------
     Year 1                                                  70%
     ------------------------------------- -------------------------------------
     Year 2                                                  70%
     ------------------------------------- -------------------------------------
     Year 3                                                  80%
     ------------------------------------- -------------------------------------
     Year 4                                                  90%
     ------------------------------------- -------------------------------------
     Year 5                                                 100%
     ------------------------------------- -------------------------------------


     -------------------------------------- ------------------------------------
     If Termination occurs during the year   Then, the applicable Termination %
     specified in the Initial Renewal Term:  shall be
     -------------------------------------- ------------------------------------
     Year 1                                                 80%
     -------------------------------------- ------------------------------------
     Year 2                                                 90%
     -------------------------------------- ------------------------------------
     Year 3                                                 100%
     -------------------------------------- ------------------------------------


     -------------------------------------- -----------------------------------
     If Termination occurs during the year   Then, the applicable Termination %
     specified in any Subsequent             shall be
     Renewal Term:
     -------------------------------------- ------------------------------------
     Year 1                                               100%
     -------------------------------------- ------------------------------------


16.  NON-ASSIGNMENT

16.1 In the event of the sale of 50% or more of Client's common stock, or the sale of all or substantially all of Client's assets, or in the event of any merger in which Client is not the surviving organization, (a "Change of Control"), Client may transfer this Agreement with Fiserv's prior written consent, which shall not be unreasonably withheld, provided that (1) if the Software System will be used in a different or expanded manner after the Change of Control, both parties mutually agree upon terms, conditions, and fees for transfer and such use; or (2) if the Software System will be used in the same manner as used prior to the Change of Control, then the surviving entity may continue to use the Software System under the terms, conditions and fees specified in this Agreement and the Exhibits providing Client is covered by the Basic Maintenance Services as defined herein. .

16.2 If the organization acquiring Client's common stock, assets, or surviving a merger is an organization deriving more than 5% of its gross revenues from providing service bureau, time share, computer software consulting services, computer software licensing, or computer hardware sales, Fiserv shall be under no obligation to consent to such transfer.

16.3 Except as expressly provided above, neither party may assign or transfer its rights, duties, or obligations under this Agreement to any person or entity, in whole or in part, without the other party's prior written consent, which consent shall not be unreasonably withheld or delayed, except that Fiserv may assign this Agreement to an affiliate without the consent of Client.

17.  ENTIRE AGREEMENT

17.1 This Agreement, including its Exhibits 1 - 3, which are hereby expressly incorporated herein, constitutes the complete and exclusive statement of the agreement between the parties as to the subject matter hereof and supersedes all previous agreements with respect thereto. This Agreement may not be amended or modified except by a written instrument executed by both parties.

17.2 Each party hereby acknowledges that it has not entered into this Agreement in reliance upon any representation made by the other party but not embodied herein.

18.  NOTICES

18.1 Any written notice required or permitted to be given hereunder shall be given by: (i) Registered or Certified Mail, Return Receipt Requested, postage prepaid; (ii) facsimile or email confirmed by Fiserv Contract Administration; or (iii) nationally recognized courier service to the other party at the addresses listed on the cover page or to such other address or person as a party may designate in writing. All such notices shall be effective upon receipt.

19.  DISPUTE RESOLUTION

19.1 General. Except with respect to disputes arising from a misappropriation or misuse of either party's proprietary rights, any dispute or controversy arising out of this Agreement, or its interpretation, shall be submitted to and resolved exclusively by arbitration under the rules then prevailing of the American Arbitration Association, upon written notice of demand for arbitration by the party seeking arbitration, setting forth the specifics of the matter in controversy or the claim being made. The arbitration shall be heard before an arbitrator mutually agreeable to the parties; provided, that if the parties cannot agree on the choice of arbitrator within 10 days after the first party seeking arbitration has given written notice, then the arbitration shall be heard by three arbitrators, one chosen by each party, and the third chosen by those two arbitrators. The arbitrators will be selected from a panel of persons having experience with and knowledge of information technology and at least one of the arbitrators selected will be an attorney. A hearing on the merits of all claims for which arbitration is sought by either party shall be commenced not later than 60 days from the date demand for arbitration is made by the first party seeking arbitration. The arbitrator(s) must render a decision within 10 days after the conclusion of such hearing. Any award in such arbitration shall be final and binding upon the parties and the judgment thereon may be entered in any court of competent jurisdiction.

19.2 Applicable Law. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. 1-16. The arbitrators shall apply the substantive law of the State of New York, without reference to provisions relating to conflict of laws. The arbitrators shall not have the power to alter, modify, amend, add to, or subtract from any term or provision of this Agreement, nor to rule upon or grant any extension, renewal, or continuance of this Agreement. The arbitrators shall have the authority to grant any legal remedy available had the parties submitted the dispute to a judicial proceeding.

19.3 Situs. If arbitration is required to resolve any disputes between the parties, the proceedings to resolve the first such dispute shall be held in South Bend, Indiana,, the proceedings to resolve the second such dispute shall be held in Milwaukee, Wisconsin, and the proceedings to resolve any subsequent disputes shall alternate between South Bend, Indiana and Milwaukee, Wisconsin.

20.  GENERAL TERMS

20.1 The section headings used herein are inserted only as a matter of convenience and for reference and shall not affect the construction or interpretation of this Agreement.

20.2 Neither party shall be responsible for delays or failures in performance resulting from acts or circumstances reasonably beyond the control of that party, provided that either parties payment obligations shall not be excused under this section.

20.3 This Agreement shall be construed and enforced under the laws of the State of New York, without reference to its provisions relating to conflict of laws. The United Nations Convention of Contracts for the International Sale of Goods shall not apply to this Agreement.

20.4 No action, regardless of form, arising out of this Agreement shall be brought by Client more than 2 years after such cause of action shall have accrued.

20.5 The prevailing party in an action brought against the other to enforce the terms of this Agreement or any rights or obligations hereunder, shall be entitled to receive its reasonable costs and expenses of bringing such action including its reasonable attorneys' fees.

20.6 If any provision of this Agreement is held to be unenforceable, the other provisions shall nevertheless continue in full force and effect.

20.7 The failure of either of the parties to insist upon strict performance of any of the provisions of this Agreement shall not be construed as the waiver of any subsequent default of a similar nature


 IN WITNESS whereof this Agreement has been executed as of the Effective Date by the following duly authorized representatives:

CLIENT: 1ST SOURCE BANK

/s/JOHN B. GRIFFITH              11/29/05
-------------------              --------
Signature                        Date of Signature

JOHN B. GRIFFITH                 100 North Michigan Street
----------------                 -------------------------
Printed Name                     Address (Line 1)

SVP and GENERAL COUNSEL          South Bend, IN  46601
-----------------------          --------------  -----
Title                            Address (Line 2)

griffith@1stsource.com
EMail Address                    Telephone


FISERV SOLUTIONS, INC.:

/s/DAVID SANTI                   12/01/05
--------------                   --------
Signature                        Date of Signature

DAVID SANTI                      600 Colonial Center Parkway
-----------                      ---------------------------
Printed Name                     Address (Line 1)

PRESIDENT CBS US                 Lake Mary, Florida  32746
----------------                 -------------------------
Title                            Address (Line 2)

                                 407-513-5200
-----------------------------    ----------------------------
-----------------------------    ----------------------------
EMail Address                    Telephone